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                         [LATHAM & WATKINS LETTERHEAD]

                                                             September 28, 1998

Deutsche Mortgage & Asset Receiving Corporation
One International Place
Boston, Massachusetts 02110


     Re: Deutsche Mortgage & Asset Receiving Corporation
         Registration Statement on Form S-3
         (File No. 333-08328)
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Ladies and Gentlemen:


     We have acted as tax counsel to Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation of an amendment to the registration statement on Form S-3 (Registration No. 333-08328) (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), as amended on the date hereof, for the registration under the Act of Mortgage Pass-Through Certificates (the "Certificates") issuable in series (the "Series") and evidencing interests in certain pools of various types of multi-family and commercial mortgage loans, mortgage-backed securities that evidence interests in, or are secured by pledges of, one or more of such types of mortgage loans, or a combination of mortgage loans and mortgage-backed securities. As described in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms of a separate (i) Pooling and Servicing Agreement between the Registrant, a trustee and a master servicer, each to be specified in the prospectus supplement for such series of Certificates or (ii) trust agreement (the "Trust Agreement") between the Registrant and a trustee named in the related prospectus supplement.


     In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus (the "Prospectus") and the form of prospectus supplement (the "Prospectus Supplement") included therein,

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Deutsche Mortgage & Asset Receiving Corporation
September 28, 1998
Page 2


and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In rendering our opinion, we have examined the Internal Revenue Code of 1986, as amended as of the date hereof, the Treasury Regulations promulgated thereunder, judicial decisions, legislative history and such other authorities as we have deemed appropriate to our analysis. The statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively.


     We express no opinion as to any laws other than the federal laws of the United States of America as of the date hereof.


     Based upon and subject to the foregoing, we confirm that it is our opinion that the information in the Prospectus under the captions "Summary of Prospectus--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects, based on existing law and the assumptions stated therein.


     The foregoing opinion and the discussions contained in the Prospectus under the captions "Summary of Prospectus--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" represent our conclusions as to the application of existing law. No assurance can be given that the Internal Revenue Service will not assert contrary positions or that the law (including interpretations thereof) will not change. We note that the Prospectus and Prospectus Supplement filed with the Registration Statement do not relate to any specific transaction. Accordingly, the above referenced descriptions of federal income tax consequences may require modifications in the context of an actual transaction. We further note that the summaries under the above referenced captions do not purport to discuss all possible federal income tax ramifications of any proposed issuance. We express no opinion as to any matter not specifically covered by the foregoing opinion.


     Any change in applicable law, which may change at any time or a change in the facts or documents on which our opinion is based may affect the validity of the foregoing opinion. This firm undertakes no obligation to update this opinion in the event that there is a change either in the legal authorities or in the facts or documents on which this opinion is based.


     We hereby consent to the filing of this letter as Exhibit 8.2 to the Registration Statement and to the references to Latham & Watkins under the captions "Summary of Prospectus--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                        Very truly yours,



                                        /s/ Latham & Watkins
                                        -----------------------------
                                        LATHAM & WATKINS